Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 1 TO THE

SERIES 2004-1 SUPPLEMENT TO POOLING AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Series 2004-1 Supplement to Pooling and Servicing Agreement is made as of November 10, 2009 by and among Navistar Financial Securities Corporation, a Delaware corporation (“NFSC”), Navistar Financial Corporation, a Delaware corporation (“Navistar Financial”), and The Bank of New York Mellon, a New York banking corporation, as Master Trust Trustee (the “Master Trust Trustee”).

NFSC, as Seller, Navistar Financial, as Servicer, and the Master Trust Trustee are parties to a Series 2004-1 Supplement to Pooling and Servicing Agreement, dated as of June 10, 2004 (the “2004-1 Series Supplement”). The Seller, the Servicer and the Master Trust Trustee have agreed to amend the 2004-1 Series Supplement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the 2004-1 Supplement.

1. Amendments to Section 1.01.

(a) The definition of “Back Up Servicer Trigger Event” shall be deleted in its entirety.

(b) The definition of “Investor Backup Servicing Expenses” shall be added to Section 1.01 in proper alphabetical order to read as follows:

“Investor Backup Servicing Expenses” shall have the meaning specified in Section 3.04.

(c) The definition of “Investor Backup Servicing Fee” shall be added to Section 1.01 in proper alphabetical order to read as follows:

“Investor Backup Servicing Fee” shall have the meaning specified in Section 3.04.

(d) The definition of “Monthly Backup Servicing Expenses” shall be added to Section 1.01 in proper alphabetical order to read as follows:

“Monthly Backup Servicing Expenses” shall have the meaning specified in Section 3.04.

(e) The definition of “Monthly Backup Servicing Fee” shall be added to Section 1.01 in proper alphabetical order to read as follows:

“Monthly Backup Servicing Fee” shall have the meaning specified in Section 3.04.

(f) The definition of “Servicer Transition Fee Account Required Deposit Amount” shall be deleted in its entirety.

2. Amendment to Article III. Section 3.04 shall be added to Article III in the proper numerical order to read as follows:

“SECTION 3.04 Backup Servicing Compensation. The monthly backup servicing fee (the “Monthly Backup Servicing Fee”) shall be payable to the Backup Servicer, in arrears, on each Distribution Date in respect of a Due Period (or portion thereof) occurring prior to the earliest of (i) the first Distribution Date following the Series Termination Date, (ii) the first Distribution Date on which no Notes are outstanding and (iii) the date on which the Backup Servicing Agreement terminates in accordance with the provisions thereof, in an amount equal to one-twelfth of the result of (a) the Base Backup Servicing Fee multiplied by (b) the Series Allocation Percentage for the Collateral Certificate with respect to such Due Period. A portion of the Monthly Backup Servicing Fee shall be allocated to each series of Notes in accordance with the related Indenture Supplement (the “Investor Backup Servicing Fee”), and such portion shall be paid in accordance with such Indenture Supplement and only to the extent of funds available for such payment pursuant to such Indenture Supplement. The remainder of the Monthly Backup Servicing Fee shall be paid by the Seller and in no event shall the Master Trust, the Master Trust Trustee or the Series 2004-1 Certificateholder be liable for the share of the Monthly Backup Servicing Fee to be paid by the Seller.

The monthly Backup Servicing Expenses (the “Monthly Backup Servicing Expenses”) shall be payable to the Backup Servicer, in arrears, on each Distribution Date in respect of a Due Period (or portion thereof) occurring prior to the earliest of (i) the first Distribution Date following the Series Termination Date, (ii) the first Distribution Date on which no Notes are outstanding and (iii) the date on which the Backup Servicing Agreement terminates in accordance with the provisions thereof, in an amount equal to the result of (a) the Backup Servicing Expenses multiplied by (b) the Series Allocation Percentage for the Collateral Certificate with respect to such Due Period. A portion of the Monthly Backup Servicing Expenses shall be allocated to each series of Notes in accordance with the related Indenture Supplement (the “Investor Servicing Expenses”), and such portion shall be paid in accordance with such Indenture Supplement and only to the extent of funds available for such payment pursuant to such Indenture Supplement. The remainder of the Monthly Backup Servicing Expenses shall be paid by the Seller and in no event shall the Master Trust, the Master Trust Trustee or the Series 2004-1 Certificateholder be liable for the share of the Monthly Backup Servicing Expenses to be paid by the Seller.

3. Amendment to Section 4.06. Section 4.06 shall be deleted in its entirety and replaced with the following:

“SECTION 4.06 Servicer Transition Fee Account.

(a) The Servicer has established an Eligible Deposit Account in the name of the Master Trust Trustee (the “Servicer Transition Fee Account”) and

previously deposited $100,000 of cash or Eligible Investments therein and, on or about November 10, 2009, shall deposit an additional $75,000 of cash or Eligible Investments therein. Funds deposited in the Servicer Transition Fee Account shall, to the extent permitted by applicable laws, rules and regulations, be invested at the written direction of the Servicer in Eligible Investments. The Servicer shall be entitled to receive all investment earnings on the Servicer Transition Fee Account when and as paid without any obligation to (a) the Master Trust Trustee, (b) the Investor Certificateholders, (c) the Noteholders or (d) the Backup Servicer, in respect thereof. The Servicer will not have any obligation to deposit any such investment earnings in any other account established hereunder. Such investment earnings will be withdrawn from the Servicer Transition Fee Account and delivered to the Servicer.

(b) In the event that a Successor Servicer shall be appointed pursuant to Section 10.02 of the Agreement, the set up and servicing transition fees and costs of such Successor Servicer shall be paid for with funds on deposit in the Servicer Transition Fee Account and, if such funds are not sufficient, shall be paid by NFC, as initial Servicer. If the amount on deposit in the Servicer Transition Fee Account is insufficient to cover all of the fees and expenses associated with the transition of the servicing functions or such monthly fees and expenses, no Person will be obligated to deposit any additional funds into the Servicer Transition Fee Account. Notwithstanding the foregoing, the Servicer Transition Fee Account may be closed by the Servicer and the funds on deposit therein returned to the Servicer upon the Servicer’s receipt of Moody’s consent to such actions; provided, that, the Servicer Transition Fee Account may not be closed so long as the Backup Servicing Agreement has not been terminated.”

4. Amendment to Section 7.03. Section 7.03 shall be deleted in its entirety and replaced with the following:

“[Reserved.]”

5. Amendment to Section 7.04. Section 7.04 shall be deleted in its entirety and replaced with the following:

“SECTION 7.04 Backup Servicer. On November 10, 2009, NFC, as Servicer, will enter into the Backup Servicing Agreement with a Person who meets the criteria specified for a Successor Servicer set forth in Section 10.02 of the Agreement pursuant to which such Person agrees to become a Successor Servicer in accordance with the terms and conditions of this Agreement, the other Basic Documents and the Backup Servicing Agreement if appointed by the Master Trust Trustee pursuant to Section 10.02 of the Agreement; provided, that, the Backup Servicer’s responsibilities, restrictions, duties and liabilities as Successor Servicer under the Agreement and the other Basic Documents may be modified as provided in the Backup Servicing Agreement (including any exhibit thereto). The costs and expenses associated with the Backup Servicer shall be paid to the extent provided in each Series Supplement and Indenture Supplement.”

6. Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the 2004-1 Series Supplement; and the 2004-1 Series Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Series 2004-1 Supplement to Pooling and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

NAVISTAR FINANCIAL SECURITIES CORPORATION
as Seller

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer
and Treasurer

NAVISTAR FINANCIAL CORPORATION
as Servicer

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON
as Master Trust Trustee

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Senior Associate

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